Exhibit 99.1

1440 Davey Road
Woodridge, IL 60517
(Phone) 630.739.6744
(Fax) 630.739.6754
www.advancedlifesciences.com

Company Contact: Joe Camp 630-754-4352 Email: jcamp@advancedlifesciences.com

Advanced Life Sciences Announces First Quarter 2009 Financial Results and Financial Outlook

CHICAGO, IL, May 12, 2009/PRNewswire/: — Advanced Life Sciences Holdings, Inc. (OTCBB: ADLS), a biopharmaceutical company engaged in the discovery, development and commercialization of novel drugs in the therapeutic areas of infection, oncology and respiratory diseases, today announced its financial results for the first quarter ended March 31, 2009.

The net loss allocable to common shareholders for the three months ended March 31, 2009 was $2.3 million or ($0.06) per share compared to a net loss allocable to common shareholders of $3.6 million or ($0.09) per share for the three months ended March 31, 2008.  The decrease in the net loss is due to decreased costs involved in the clinical development of the Company’s lead compound, cethromycin.

The company ended the first quarter of 2009 with cash and cash equivalents totaling $0.5 million.  Cash used during the quarter was approximately $1.6 million.

“Our efforts in the first quarter were focused on preparing for the June 2nd FDA advisory committee meeting which will review the cethromycin New Drug Application,” said Michael T. Flavin, Ph.D., chairman and chief executive officer of Advanced Life Sciences.  “We look forward to the opportunity to present the FDA panel with a compelling rationale for recommending the approval of cethromycin in the treatment of community acquired pneumonia.”

Operating Expense Analysis

•                  Research and development expenses were $0.9 million for the three months ended March 31, 2009 compared to $1.9 million for the three months ended March 31, 2008.

•                  Selling, general and administrative expenses totaled $1.5 million compared to $1.7 million for the first quarter of last year.

First Quarter Achievements

•                  Received notice from the U.S. Food and Drug Administration (FDA) that the agency’s Anti-Infective Drugs Advisory Committee (AIDAC) is scheduled to meet on June 2, 2009, and will discuss the New Drug Application (NDA) for cethromycin, a new once-a-day oral antibiotic for the outpatient treatment of adults with mild-to-moderate community acquired pneumonia (CAP);

•                  Notified by the U.S. Department of Defense that it would exercise its option to award the Company $2.0 million under the previously announced contract to further study cethromycin as a potential broad-spectrum medical countermeasure;

•                  Presented a poster titled, “Pro-apoptotic Screening of Novel Aza Triterpenoids through Structure-Activity Relationship Investigation,” at the 237th American Chemical Society meeting in Salt Lake City, UT; and

•                  Provided a corporate update at the 11th Annual BIO CEO & Investor Conference.

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Business Outlook for 2009

•                  Advance negotiations with prospective U.S. and E.U. partners for the commercialization of cethromycin;

•                  Support the regulatory process associated with the FDA’s review of the cethromycin NDA and plan for ex-U.S. regulatory filings;

•                  Under the DOD contract, continue studies of cethromycin as a broad spectrum medical countermeasure; and

•                  Continue preparing for commercial launch of cethromycin.

Financial Outlook

To fund ongoing operations in 2009, the Company intends to raise additional capital through commercial partnerships and/or the sale of equity.

Conference Call Details

Advanced Life Sciences will host a conference call and live webcast at 10:00 a.m. Eastern Time on Tuesday, May 12, 2009 to discuss the company’s first quarter financial results.

The conference call will be webcast simultaneously over the Internet. Please visit the Investor Relations section of the Advanced Life Sciences corporate website www.advancedlifesciences.com. Alternatively, callers may participate in the conference call by dialing 888.713.4209 (domestic) or 617.213.4863 (international). The passcode for the conference call is 17640677. A replay of the conference call will be available until May 19, 2009. Callers may access the telephone replay by dialing 888-286-8010 (domestic) or 617-801-6888 (international), passcode 53463919. Investors are advised to dial into the call at least ten minutes prior to the call to register. Participants may pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=PC4ENFB8V. Pre-registrants will be issued a pin number to use when dialing into the live call which will provide quick access to the conference by bypassing the operator upon connection.

About Cethromycin

Cethromycin has shown higher in vitro potency and a broader range of activity than macrolides against Gram-positive bacteria associated with respiratory tract infections, and, again in in vitro tests, it appears to be effective against penicillin- and macrolide-resistant bacteria. Cethromycin has a mechanism of action that may slow the onset of future bacterial resistance. In addition to its utility in CAP, cethromycin is also being investigated for the prophylactic treatment of inhalation anthrax post-exposure. The FDA has designated cethromycin as an orphan drug for the prophylactic treatment of inhalation anthrax post exposure, but the drug is not yet approved for this or any other indication.

About Advanced Life Sciences

Advanced Life Sciences is a biopharmaceutical company engaged in the discovery, development and commercialization of novel drugs in the therapeutic areas of infection, cancer and respiratory diseases.  The Company’s lead candidate, cethromycin, is a novel once-a-day oral antibiotic in late-stage development for the treatment of respiratory tract infections including CAP.  For more information, please visit us on the web at www.advancedlifesciences.com.

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Forward-Looking Statements

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements represent our management’s judgment regarding future events.  The Company does not undertake any obligations to update any forward-looking statements whether as a result of new information, future events or otherwise.  Our actual results could differ materially from those discussed herein due to several factors including the success and timing of our clinical trials, the adequacy of our clinical results, the timing and terms of any commercial partnership, and our ability to obtain and maintain regulatory approval and labeling of our product candidates; our plans to develop and commercialize our product candidates; the loss of key scientific or management personnel; the size and growth of potential markets for our product candidates and our ability to serve those markets; regulatory developments in the U.S. and foreign countries; the rate and degree of market acceptance of any future products; the accuracy of our estimates regarding expenses, future revenues and capital requirements; our ability to obtain financing on terms acceptable to us; our ability to obtain and maintain intellectual property protection for our product candidates; the successful development of our sales and marketing capabilities; the success of competing drugs that become available; and the performance of third party collaborators and manufacturers.  These and additional risks and uncertainties are detailed in the Company’s filings with the Securities and Exchange Commission.

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ADVANCED LIFE SCIENCES HOLDINGS, INC. AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2009	2008

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$488,632	$1,527,108
Grant receivable	134,889	63,444
Prepaid insurance	150,148	227,313
Other prepaid expenses and deposits	123,757	143,808

Total current assets	897,426	1,961,673

PROPERTY AND EQUIPMENT:
Furniture and fixtures	244,072	244,072
Laboratory equipment	—	159,186
Computer software and equipment	258,786	258,786
Leasehold improvements	505,804	505,804

Total property and equipment—at cost	1,008,662	1,167,848
Less accumulated depreciation	(645,980)	(760,329)

Property and equipment—net	362,682	407,519

OTHER ASSETS:
Deferred offering and financing costs	210,066	450,861

TOTAL ASSETS	$1,470,174	$2,820,053

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$1,816,526	$1,379,941
Accrued clinical trial and NDA expenses	112,452	458,260
Accrued payroll	735,890	506,537
Other accrued expenses	340,259	352,466
Accrued interest payable	98,770	72,572
Short-term lease payable	8,812	8,468
Short-term notes payable - related party	2,000,000	—

Total current liabilities	5,112,709	2,778,244

Long-term lease payable	2,013	4,350
Long-term grant payable	500,000	500,000
Long-term notes payable - related party	—	2,000,000
Line of credit	10,000,000	9,915,000

Total liabilities	15,614,722	15,197,594

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT):
Common stock, $0.01 par value—60,000,000 shares authorized; 43,259,241 issued and outstanding at March 31, 2009; 40,810,932 shares issued and outstanding at December 31, 2008	432,592	408,109
Additional paid-in capital	110,093,540	109,601,807
Deficit accumulated during the development stage	(124,670,680)	(122,387,457)
Noncontrolling interest in subsidiary	—	—

Total stockholders’ equity (deficit)	(14,144,548)	(12,377,541)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$1,470,174	$2,820,053

ADVANCED LIFE SCIENCES HOLDINGS, INC. AND SUBSIDIARY

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

			Period From
			Inception
			(January 1, 1999)
	Three months ended March 31,		Through
	2009	2008	March 31, 2009
Revenue:
Management fees	$—	$—	$1,161,180
Grants	411,485	—	1,687,886
Royalty–related party	—	—	45,238

Total revenue	411,485	—	2,894,304

Expenses:
Research and development	934,769	1,868,054	91,515,170
Contracted research and development–related party	—	—	7,980,299
Selling, general and administrative	1,508,953	1,726,366	28,557,590

Total expenses	2,443,722	3,594,420	128,053,059

Loss from operations	(2,032,237)	(3,594,420)	(125,158,755)

Net other (income) expense:
Interest income	(1,732)	(156,641)	(2,950,594)
Interest expense	252,718	104,355	3,401,571
Gain on sale of interest in Sarawak Medichem Pharmaceuticals joint venture	—	—	(939,052)

Net other (income) expense	250,986	(52,286)	(488,075)

Net loss	(2,283,223)	(3,542,134)	(124,670,680)

Less net loss attributable to the noncontrolling interest in subsidiary	—	—	—

Net loss attributable to Advanced Life Sciences Holdings, Inc.	(2,283,223)	(3,542,134)	(124,670,680)

Less accumulated preferred stock dividends of subsidiary for the period	43,750	43,750	1,713,542

Net loss available to common shareholders	$(2,326,973)	$(3,585,884)	$(126,384,222)

Net loss per share available to common shareholders - basic and diluted	$(0.06)	$(0.09)

Weighted average shares outstanding - basic and diluted	41,779,634	38,502,987